EXHIBIT 10-j


CONFORMED COPY



WESTAMERICA BANCORPORATION







NOTE AGREEMENT


Dated as of February 1, 1996







   Re:            $22,500,000 7.11% Senior Notes
                       Due February 1, 2006

TABLE OF CONTENTS

(Not a part of the Agreement)

Section                     Heading                         Page

Parties.......................................................1

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT............1

    Section 1.1.    Description of Notes......................1
    Section 1.2.    Commitment, Closing Date..................1
    Section 1.3.    Several Commitments.......................2

SECTION 2.     PREPAYMENT OF NOTES............................2

    Section 2.1.    Required Prepayments......................2
    Section 2.2.    Optional Prepayment with Premium..........3
    Section 2.3.    Prepayment upon Restricted Event..........3
    Section 2.4.    Prepayment Upon Downgrade.................4
    Section 2.5.    Notice of Optional Prepayments............5
    Section 2.6.    Application of Prepayments................5
    Section 2.7.    Direct Payment............................5

SECTION 3.     REPRESENTATIONS; COVENANTS OF THE PURCHASERS...5

    Section 3.1.    Representations of the Company............5
    Section 3.2.    Representations and Covenants of the
                     Purchasers...............................5

SECTION 4.     CLOSING CONDITIONS.............................6

    Section 4.1.    Conditions................................6
    Section 4.2.    Waiver of Conditions......................7

SECTION 5.     COMPANY COVENANTS..............................7

    Section 5.1.    Corporate Existence, Etc..................7
    Section 5.2.    Insurance.................................8
    Section 5.3.    Taxes, Claims for Labor and Materials,
                     Compliance with Laws.....................8
    Section 5.4.    Maintenance, Etc..........................8
    Section 5.5.    Nature of Business........................8
    Section 5.6.    Maintenance Ratios........................8
    Section 5.7.    Consolidated Tangible Net Worth...........9
    Section 5.8.    Limitation on Indebtedness...............10
    Section 5.9.    Fixed Charges Coverage Ratio.............10
    Section 5.10.   Liens and Encumbrances...................11
    Section 5.11.   Restricted Payments and Restricted
                     Investments.............................12
    Section 5.12.   Disposal of Shares of a Subsidiary.......14
    Section 5.13.   Merger and Sale of Assets................15
    Section 5.14.   Guaranties...............................16
    Section 5.15.   Repurchase of Notes......................17
    Section 5.16.   Transactions with Affiliates.............17
    Section 5.17.   Termination of Pension Plans.............17
    Section 5.18.   Designation of Restricted Subsidiaries...17
    Section 5.19.   Reports and Rights of Inspection.........18

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.......22

    Section 6.1.    Events of Default........................22
    Section 6.2.    Notice to Holders........................23
    Section 6.3.    Acceleration of Maturities...............24
    Section 6.4.    Rescission of Acceleration...............24

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS..............25

    Section 7.1.    Consent Required.........................25
    Section 7.2.    Solicitation of Holders..................25
    Section 7.3.    Effect of Amendment or Waiver............25

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS......25

    Section 8.1.    Definitions..............................25
    Section 8.2.    Accounting Principles....................37
    Section 8.3.    Directly or Indirectly...................37

SECTION 9.     MISCELLANEOUS.................................37

    Section 9.1.    Registered Notes.........................37
    Section 9.2.    Exchange of Notes........................38
    Section 9.3.    Loss, Theft, Etc. of Notes...............38
    Section 9.4.    Expenses, Stamp Tax Indemnity............38
    Section 9.5.    Powers and Rights Not Waived; Remedies
                     Cumulative..............................39
    Section 9.6.    Notices..................................39
    Section 9.7.    Successors and Assigns...................39
    Section 9.8.    Survival of Covenants and
                     Representations.........................39
    Section 9.9.    Severability.............................40
    Section 9.10.   Governing Law............................40
    Section 9.11.   Captions.................................40

Signature Page...............................................41

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I -- Names of Note Purchasers and Amounts of Commitments

Exhibit A  -- Form of 7.11% Senior Note due February 1, 2006

Exhibit B  -- Representations and Warranties of the Company

Exhibit C  -- Description of Special Counsel's Closing Opinion

Exhibit D  -- Description of Closing Opinion of Counsel to the
                Company


WESTAMERICA BANCORPORATION
1108 FIFTH AVENUE
SAN RAFAEL, CALIFORNIA  94901


NOTE AGREEMENT

                                Re:              $22,500,000 7.11% Senior
Notes
                      Due February 1, 2006

                                                             Dated as of
                                                        February 1, 1996

To the Purchasers named on Schedule I
 to this Agreement

     The undersigned, Westamerica Bancorporation, a California corporation (the "Company"), agrees with the Purchasers named on
Schedule I to this Agreement (the "Purchasers") as follows:

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.

 SECTION 1.1. DESCRIPTION OF NOTES. The Company has authorized the issue and sale of $22,500,000 aggregate principal amount of its 7.11% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.11% per annum, payable semiannually on the first day of each February and August in each year (commencing August 1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.11% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on February 1, 2006, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement.

 SECTION 1.2. COMMITMENT, CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes in the respective aggregate principal amount or amounts set forth opposite such Purchaser's name on Schedule I hereto at a purchase price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

     The closing of the purchase of the Notes will be made at the offices of Pillsbury Madison & Sutro LLP, One Liberty Plaza, 165 Broadway, 51st Floor, New York, New York 10006, against payment therefor of the purchase price in Federal Reserve or other funds current and immediately available at the principal office of Westamerica Bank, San Rafael, California, ABA #121140218 to the account of the Company, account #522012566 (Attn: Investment Department) at 11:00 a.m. Chicago time, on February 16, 1996, or such later date (not later than February 28, 1996) as shall mutually be agreed upon by the Company and the Purchasers (the "CLOSING DATE"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

 SECTION 1.3. SEVERAL COMMITMENTS . The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

SECTION 2.     PREPAYMENT OF NOTES.

 SECTION 2.1. REQUIRED PREPAYMENTS. The Company agrees that on February 1 in each year, commencing February 1, 2000 and ending February 1,2005, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $3,214,286 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on February 1, 2006.
No premium shall be payable in connection with any required prepayment made pursuant to this SECTION 2.1. Eor purposes of this SECTION 2.1, any prepayment of less than all of the outstanding Notes pursuant to SECTION
2.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on February 1, 2006, and then to the remaining scheduled principal payments in inverse chronological order.

     In the event of any partial prepayment of Notes pursuant to SECTION
2.3 or SECTION 2.4, or in the event of any partial repurchase or acquisition of Notes by the Company or any Subsidiary or Affiliate, each scheduled prepayment of Notes pursuant to the provisions of this SECTION
2.1 coming due thereafter shall be reduced by an amount which bears the same relationship to such scheduled prepayment as the aggregate amount so applied pursuant to the prepayment under SECTION 2.3 or SECTION 2.4 or such repurchase or acquisition, as the case may be, bears to the unpaid principal amount of Notes immediately prior to such application, to the end that the amounts of the scheduled payments on each Note remaining outstanding after such prepayment pursuant to SECTION 2.3 or
SECTION 2.4 or such repurchase or acquisition, shall be unchanged.

 SECTION 2.2. OPTIONAL PREPAYMENT WITH PREMIUM;. In addition to the payments required by SECTION 2.1, upon compliance with SECTION 2.5 the Company shall have the right, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount of each such Note, determined as of three Business Days prior to the date of such prepayment pursuant to this SECTION 2.2.

 SECTION 2.3. PREPAYMENT UPON RESTRICTED EVENT. The Company will give written notice (a "RESTRICTED EVENT NOTICE") to all Holders not more than 15 days after any Restricted Event Date. The Restricted Event Notice shall (i) describe the facts and circumstances of such Restricted Event in reasonable detail, (ii) make reference to this SECTION 2.3 and the rights of the Holders to require the Company to prepay their Notes on the terms and conditions provided for herein, (iii) state that each Holder must make an election to have the Notes held by it prepaid, (iv) specify the date by which each Holder must respond to such Restricted Event Notice pursuant to this SECTION 2.3 in order to make such election (the "RESTRICTED EVENT NOTICE CUT-OFF DATE"), which Restricted Event Notice Cut-Off Date shall be the first business day occurring 30 days after the date of delivery of the Restricted Event Notice, (v) state the prepayment date for the Notes, which date shall be the first business day occurring 45 days after the date of delivery of the Restricted Event Notice (such prepayment date being referred to as the "RESTRICTED EVENT PREPAYMENT DATE"), and (vi) state that the Make-Whole Amount (which shall be estimated as of the date of the Restricted Event Notice) may be payable and state the date of determination of the Make-Whole Amount.

     Upon the receipt of such Restricted Event Notice, any Holder shall have the right, upon written notice (the "RESTRICTED EVENT PREPAYMENT NOTICE") given by such Holder on or before the Restricted Event Notice Cut-Off Date, of requiring prepayment in full of all Notes held on the Restricted Event Date by such Holder serving such Restricted Event Prepayment Notice. The Company covenants and agrees to prepay in full on the Restricted Event Prepayment Date all Notes held by such Holder serving such Restricted Event Prepayment Notice to the Company.

     As used herein, the term "CHANGE OF CONTROL" shall mean each and every issue, sale or other disposition of shares of stock of the Company which results in any Person or related Persons constituting a group (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended ("RULE 13d-3")) having acquired beneficial ownership or control (as defined in Rule 13d-3) of more than 50% (by number of votes) of the Voting Stock of the Company.

     As used herein, the term "RESTRICTED EVENT" shall mean and include
(i) the failure of the Company to maintain a current global issuer rating by Thomson BankWatch, Inc. ("THOMSON") of at least ("C") (or the equivalent under any successor rating system adopted by Thomson) for the entire 180 day period following the effective date of the last event to occur which constitutes a Change of Control or (ii) the Company or the Bank or any Debt obligation of the Company or the Bank having a rating of less than "C" by Thomson, BBB- by Standard & Poor's Corporation or less than Baa3 by Moody's Inc. at any time during the 180 day period following the effective date of the last event to occur which constitutes a Change of Control.

     As used herein, the term "RESTRICTED EVENT DATE" shall mean, with respect to any Restricted Event, the first business day on which such Restricted Event shall occur.

     All prepayments on the Notes pursuant to this SECTION 2.3 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, if any, with respect to the Notes, determined as of five (5) Business Days prior to the date of prepayment.

 SECTION 2.4. PREPAYMENT UPON DOWNGRADE. The Company will give written notice to all Holders no more than 5 Business Days after a Downgrade (the "DOWNGRADE NOTICE" and the date of delivery thereof being referred to as the "DOWNGRADE NOTICE DATE"). The Downgrade Notice shall (i) describe the facts and circumstances of such Downgrade in reasonable detail, (ii) make reference to this SECTION 2.4 and the rights of the Holders to require the Company to prepay their Notes on the terms and conditions provided for herein, (iii) state that each Holder must make an election of its intent to have the Notes held by it prepaid, (iv) specify the date by which each Holder must respond to such Downgrade Notice pursuant to this SECTION 2.4 in order to make such election (the "DOWNGRADE NOTICE CUT-OFF DATE"), which Downgrade Notice Cut-Off Date shall be the first business day 30 days after the Downgrade Notice Date,
(v) state the prepayment date for the Notes which date shall be the first business day 45 days after the Downgrade Notice Date (the "DOWNGRADE PREPAYMENT DATE") and (vi) state that the Make-Whole Amount (which shall be estimated as of the Downgrade Notice Date) may be payable and state the date of determination of the Make-Whole Amount.

     Upon the receipt of such Downgrade Notice, any Holder shall have the right, upon written notice (the "DOWNGRADE PREPAYMENT NOTICE") given by such Holder on or before the Downgrade Notice Cut-Off Date, of requiring prepayment in full of all Notes held on the Downgrade Prepayment Date by such Holder serving such Downgrade Prepayment Notice. The Company covenants and agrees to prepay in full on the Downgrade Prepayment Date all Notes held by such Holder serving such Downgrade Prepayment Notice to the Company.

     As used herein, the term "DOWNGRADE" shall mean the failure of the Company to maintain a current global issuer rating by Thomson of at least "C" (or the equivalent under any successor rating system adopted by Thomson). If the current global issuer rating by Thomson of the Company is more than one year old, the Company will at the Company's expense, upon the request of the Holders of 66-2/3% in aggregate principal amount of the Notes, require Thomson to confirm such rating to the Holders of the Notes PROVIDED, that the Holders shall be entitled to only one such request each fiscal year.

     The definition of "DOWNGRADE DATE" shall mean any date upon which a Downgrade shall occur.

     All prepayments on the Notes pursuant to this SECTION 2.4 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five (5) Business Days prior to the date of prepayment.

 SECTION 2.5. NOTICE OF OPTIONAL PREPAYMENTS. The Company will give notice of any prepayment of the Notes pursuant to SECTION 2.2 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Holder's Notes to be prepaid on such date,
(iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

 SECTION 2.6. APPLICATION OF PREPAYMENTS. All partial prepayments pursuant to SECTION 2.1 and 2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

 SECTION 2.7. DIRECT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this SECTION 2.7 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

SECTION 3.     REPRESENTATIONS; COVENANTS OF THE PURCHASERS.

 SECTION 3.1. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

 SECTION 3.2. REPRESENTATIONS AND COVENANTS OF THE PURCHASERS. (a) Each Purchaser, severally, represents and agrees, and in entering into this Agreement the Company understands, that (i) such Purchaser is acquiring the Notes for such Purchaser's own account, and for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control and (ii) the Notes have not been registered under Section 5 of the Securities Act and that each Purchaser will only re-offer or resell the Notes purchased by such Purchaser under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of Section 5 of the Securities Act. The Notes shall bear the following legend:

"This Note has not been registered under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law and, accordingly, this Note may not be resold, pledged, or otherwise transferred, except pursuant to (i) an effective registration statement under, or in a transaction exempt from registration under, the Securities Act and in accordance with any other applicable securities laws and
(ii) the terms and provisions of the Note Agreement, a complete and correct conformed copy of which Note Agreement is available for inspection at the registered office of the Company and will be furnished to the Holder of the Note upon written request and without charge."

     (b) Each Purchaser further represents that the source of funds to be used by such Purchaser to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 ("PTE") (issued July 12,
1995) and the purchase of the Notes by such Purchaser is eligible for and satisfies the requirements of PTE 95-60.

SECTION 4.     CLOSING CONDITIONS.

 SECTION 4.1. CONDITIONS. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the following conditions precedent:

     (a) CLOSING CERTIFICATE. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date,
(ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

     (b) LEGAL OPINIONS. Each Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, and from Pillsbury Madison & Sutro LLP, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits C and D, respectively, hereto.

     (c) CERTAIN EXPENSES. The Company shall have paid the professional fees and separately charged items of Chapman and Cutler, your special counsel, which have been incurred through the Closing Date.

     (d) RELATED TRANSACTIONS. The Company and each other Purchaser shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

     (e) SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

 SECTION 4.2. WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to any Purchaser on such date or if the conditions specified in SECTION 4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SECTION 4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this SECTION 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

SECTION 5.     COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

 SECTION 5.1. CORPORATE EXISTENCE, ETC. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company and its Subsidiaries including, in the case of the Company, its registration under the Bank Holding Company Act and, in the case of the Bank, its existence, franchise and right to do business as a national banking association under the National Bank Act or a state banking corporation organized under the laws of the State of California, except as specifically permitted by the provisions of SECTION 5.13. The Company will cause each Bank Subsidiary at all times to be insured under the Federal Deposit Insurance Act. Without limiting the foregoing and notwithstanding any provision of this Agreement, including SECTION 5.13, the Company will at all times own and hold 100% of the shares of outstanding capital stock of the Bank (or any successor to the Bank permitted under this Agreement), free and clear of any Liens.

 SECTION 5.2. INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

 SECTION 5.3. TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS;. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; PROVIDED, HOWEVER, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries, taken as a whole or would result in any Lien not permitted under SECTION 5.10.

 SECTION 5.4. MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

 SECTION 5.5. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

 SECTION 5.6. MAINTENANCE RATIOS. (a) The Company will not at any time permit Capital Debt to exceed an amount equal to 40% of the sum of
(i) Capital Debt of the Company plus (ii) Common Stock of the Company plus (iii) Perpetual Preferred Stock of the Company.

     (b) The Company shall at all times maintain, and shall at all times during which Consolidated Tangible Net Worth is less than $250,000,000 cause the Bank to maintain, their respective risk-based capital ratios at or above the "Well capitalized" regulatory requirements for both Tier 1 risk-based capital and total risk-based capital as provided for in 12 C.F.R. part 208.33(b)(I) (excluding clause
(iii) thereof).

 SECTION 5.7. CONSOLIDATED TANGIBLE NET WORTH. (a) The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) $215,000,000 PLUS (ii) 50% of the net proceeds to the Company after expenses of any sale of common stock of the Company pursuant to a registered public offering by the Company effected after the Closing Date, plus (iii) the following respective percentages of positive Consolidated Net Income for each of the respective fiscal years described in the following table:

                                                      Percentage of
         Fiscal year                             Positive Consolidated
      ending December 31,                               Net Income

        1996                                               10%
        1997                                               10%
        1998                                               25%
        1999                                               35%
        2000 and all Fiscal Years Thereafter               50%

determined on a cumulative basis for the fiscal years ending after December 31, 1995, PROVIDED that, for the purposes of the foregoing calculation, in the event that Consolidated Net Income is a deficit figure for any such fiscal year, Consolidated Net Income for such fiscal year shall be deemed to be zero and, accordingly, shall not reduce the amount of ConsolidatedTangible Net Worth required to be maintained pursuant to the requirements of this Section 5.7(a).

     (b)  In addition to and not in limitation of the provisions of
Section 5.7(a), from and after the end of the first fiscal quarter or fiscal year on which the Consolidated Tangible Net Worth of the Company is at least $300,000,000 (such date being referred to as the "MILESTONE DATE"), the Company will at all times thereafter keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of
(i) $300,000,000 PLUS (ii) 10% of positive Consolidated Net Income determined on a cumulative basis for each fiscal year ending on and after the fiscal year in which the Milestone Date was initially reached, PROVIDED, THAT, for the purposes of the foregoing calculation, in the event that Consolidated Net Income is a deficit figure for any such fiscal year, Consolidated Net Income for such fiscal year shall be deemed to be zero and, accordingly, shall not reduce the amount of Consolidated Tangible Net Worth required to be maintained pursuant to the requirements of this SECTION 5.7(b).

 SECTION 5.8. LIMITATION ON INDEBTEDNESS. (a) Neither the Company nor any Restricted Subsidiary will create, assume or incur or in any manner be or become liable in respect of any Funded Debt except Funded Debt outstanding on the Closing Date and described on Annex B to Exhibit B hereto and;
     (i)  Funded Debt evidenced by the Notes;

    (ii) Limited Life Preferred Stock or Tier II Capital of the Company or any Restricted Subsidiary;

   (iii) Funded Debt of any Restricted Subsidiary to the Company or to any Wholly-owned Restricted Subsidiary;

    (iv) additional Capital Debt incurred after the date hereof PROVIDED, that at the time of issuance or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Pro Forma Fixed Charges for the next succeeding period of 12 full calendar months will not exceed 150% of the Net Income Available for Fixed Charges for the immediately preceding fiscal year; and

     (v) additional Funded Debt (excluding Capital Debt of the Company) incurred after the Closing Date PROVIDED, that at the time of issuance or occurrence thereof and after giving effect thereto and to the application of the proceeds thereof, (A) the Company or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Capital Debt pursuant to the provisions of SECTION 5.8(a)(iv) and (B) the ratio of Consolidated Funded Debt (excluding Capital Debt of the Company) to the sum of (w) Consolidated Funded Debt PLUS (x) Common Stock of the Company plus (y) Perpetual Preferred Stock of the Company, shall not exceed 40%.

     (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SECTION 5.8 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

SECTION 5.9. FIXED CHARGES COVERAGE RATIO. The Company will keep and maintain the ratio (determined as of the end of each fiscal quarter) of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters (taken as a single accounting period) at not less than 1.50 to 1.00.

 Section 5.10. Liens and Encumbrances;.

     (a) NEGATIVE PLEDGE. Neither the Company nor any Restricted Subsidiary will cause or permit any of its Property, whether now owned or hereafter acquired, to be subject to a Lien, except:

   (1) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like
Persons, PROVIDED the payment thereof is not at the time required by SECTION 5.3;

   (2) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployed insurance, social security and other like laws, or
(ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations (including in the case of Bank Subsidiaries, (x) the pledge of Securities (excluding Securities issued by such Bank Subsidiary) to secure deposits and to secure fiduciary obligations of Bank Subsidiaries and (y) any Lien on Property of a Bank Subsidiary required by applicable law or regulation as security for liabilities of a Bank Subsidiary referred to in clause (iv) of the definition of Indebtedness Incurred by a Bank Subsidiary in the Ordinary Course of Business), surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, PROVIDED, that in all cases, the obligation or liability secured is not overdue or, if overdue, is being contested in good faith, by appropriate proceedings and, if applicable, in accordance with the provisions of SECTION 5.3;

   (3) attachment, judgment and other similar Liens arising in connection with court proceedings, PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and the Company or such Restricted Subsidiary shall have established on its books in accordance with GAAP adequate reserves with respect thereto;

   (4) Liens on Property of a Restricted Subsidiary, PROVIDED such Liens secure only obligations owing to the Company or a Wholly-owned Restricted Subsidiary;

   (5) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, PROVIDED they do not in the aggregate materially detract from the value of said real Properties or materially interfere with their use in the ordinary conduct of the owning company's business;

   (6) in addition to any Liens described in SECTION 5.10(a)(2), the Lien of mortgages, pledges, conditional sale contracts, security interests, Capitalized Leases and arrangements for the retention of the title ("MORTGAGES") existing as of the Closing Date and described on Annex B to Exhibit B hereto securing Indebtedness of the Company or any Restricted Subsidiary outstanding on such date;

   (7) the Lien of Mortgages, incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach, PROVIDED, that (i) the Mortgage shall attach solely to the Property acquired or purchased, and (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company);

   (8) leases of real or personal Property entered into by the Company or a Subsidiary; and

   (9) Liens on Property acquired in satisfaction or enforcement of Indebtedness for borrowed money or other extensions of credit made in good faith in the ordinary course of the banking business, PROVIDED that such Property shall be disposed of within the period required by applicable law.

     (b) LIENS ON BANK SUBSIDIARY STOCK PROHIBITED. Notwithstanding anything contained in this SECTION 5.10 or in this Agreement to the contrary, the Company will not at any time cause or permit the shares of capital stock which the Company owns of any Bank Subsidiary to be subject at any time to any Lien.

     (c) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property is subjected to a Lien or Liens in violation of this SECTION 5.10 and the obligation or obligations secured by such Lien or Liens, individually or in the aggregate, exceed $5,000,000, the Company will make or cause to be made provisions whereby the Notes will be secured equally and ratably with all other obligations secured thereby and in any case the Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien so equally and ratably securing the Notes. Such violation of
SECTION 5.10 shall constitute a default hereunder, whether or not any such provision is made pursuant to this SECTION 5.10(c).

 SECTION 5.11. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Company will not and will not permit any Restricted Subsidiary to, make any Restricted Payment or any Restricted Investment if:

   (a) at the time thereof or after giving effect thereto, any Event of Default shall exist hereunder, or

   (b) at the time thereof or after giving effect thereto, the Company could not incur at least $1.00 of additional Funded Debt under SECTION 5.8(a), or

   (c) after giving effect to such Restricted Payment or such Restricted Investment, the sum of the aggregate amount of all Restricted Payments and all Restricted Investments made during the period from and after January 1, 1993 to and including the date of the making of the Restricted Payment or Restricted Investment in questions, would exceed the sum of (i) $7,000,000 PLUS (ii) the following respective percentages of Consolidated Net Income for each of the respective fiscal years described in the following table:

                                        Percentage of
Fiscal year                             Consolidated
ending December 31,                      Net Income

          1993                               50%
          1994                               50%
          1995                               50%
          1996                               90%
          1997                               90%
          1998                               75%
          1999                               65%
  2000 and all Fiscal Years thereafter       50%

(PROVIDED that, notwithstanding the above, the foregoing percentages shall be deemed to be "90%" for each full fiscal year subsequent to the fiscal year in which the Milestone Date occurs), computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure for any such fiscal year, then minus 100% of such deficit) PLUS (iii) the net cash proceeds to the Company from the sale of Common Stock or Perpetual Preferred Stock (or warrants therefor) of the Company or from the conversion at any time from and after January 1, 1993 of Debt of the Company into Common Stock of the Company or Perpetual Preferred Stock of the Company.

     In valuing any Investments for the purpose of applying the limitations set forth hereinabove, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal.

     The Company will not cause or prevent any Restricted Subsidiary to be subject to any restrictions or limitations with respect to the payment of dividends to the Company except, with respect to the Bank Subsidiaries, such restrictions or limitations which are no more restrictive than the restrictions or limitations, if any, which are imposed on such Bank Subsidiary by governmental or regulatory authorities having jurisdiction over such matters.

     Neither the Company nor any Subsidiary will declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

     For the purposes of this SECTION 5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) of such property at the time of the making of the Restricted Payment in question.

 SECTION 5.12. DISPOSAL OF SHARES OF A SUBSIDIARY. Neither the Company nor any Restricted Subsidiary will sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge, encumber or otherwise dispose of any shares of its own stock, if the effect of the transaction would be to reduce the proportionate interest of the Company and its other Restricted Subsidiaries in the outstanding stock of the Restricted Subsidiary whose shares are the subject of the transaction, nor will any Restricted Subsidiary issue, sell, pledge, encumber or dispose of any shares of its own Preferred Stock; PROVIDED that the foregoing restrictions do not apply to:

   (a)    the issue of directors' qualifying shares; and

   (b) the sale or other disposition at one time (or a series of related times) to a Person (other than directly or indirectly to an Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of the Company and its other Restricted Subsidiaries in any Restricted Subsidiary (other than the Bank) provided that:

   (1) the Board of Directors of the Company shall have determined that the retention of such investment is no longer in the best interests of the Company and that such sale or other disposition is not adverse to the interests of the holders of the Notes;

   (2) such investment is sold or otherwise disposed of for a consideration and upon terms deemed by the Board of Directors of the Company to constitute the fair market value thereof and to be otherwise adequate and satisfactory;

   (3) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no continuing investment in the Company or any other
Restricted Subsidiary and the investment, if any, of such Restricted Subsidiary in the Company or any other Restricted
Subsidiary shall have been acquired by the Company or a Wholly-owned Restricted Subsidiary;

   (4) such sale or disposition does not involve a "substantial part" of the Property of the Company and its Restricted Subsidiaries (determined in accordance with the provisions of Section 5.13); and

   (5) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist and the Company would be permitted by the provisions of Section 5.8 to incur at least $1.00 of additional Funded Debt; and

   (c) the issue of Preferred Stock of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary.

 SECTION 5.13. MERGER AND SALE OF ASSETS. Neither the Company nor any Restricted Subsidiary will:

   (a) sell, lease, transfer or otherwise dispose of, all or any part of its Property if such transaction involves a substantial part of the Property of the Company and its Restricted Subsidiaries (except Property sold in the ordinary course of business including, without limitation, dispositions of Securities in connection with the liquidation or disposition of loans in the ordinary course of business), PROVIDED that any Restricted Subsidiary may sell, lease or transfer all or any part of its assets to the Company or to another Wholly-owned Restricted Subsidiary; or

     (b) consolidate with or merge into any other Person (except that (i) a Restricted Subsidiary may consolidate with or merge into the Company, provided that the Company is the surviving corporation, and except that (ii) a Restricted Subsidiary may consolidate with or merge into a Wholly-owned Restricted Subsidiary) or permit any other Person to consolidate with or merge into it, PROVIDED that the foregoing restriction does not apply to the merger or consolidation of the Company or any Restricted Subsidiary with another corporation, if:

  (1) the corporation which results from such merger or consolidation (the "SURVIVING CORPORATION") is (i) in the case of a merger or consolidation involving the Company, a registered bank holding company under the Bank Holding Company Act or a wholly-owned subsidiary thereof, and (ii) in the case of a merger or consolidation involving a Bank Subsidiary, a national banking association organized under the laws of the United States of America or a state or federal bank or savings bank which, in each case, is a member of the FDIC;

   (2) in the case of a merger or consolidation involving the Company, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company (the "OBLIGATIONS"), are expressly assumed in writing by the surviving corporation and, if the Company merges or consolidates with a subsidiary of a bank holding company (such bank holding company being referred to as the "PARENT") pursuant to SECTION 5.13(b)(1)(i), the Obligations are expressly guaranteed in writing by the Parent pursuant to a guarantee reasonably satisfactory to the holders of 66-2/3% in aggregate principal amount of the Notes;

   (3) in the case of a merger or consolidation involving a Restricted Subsidiary, the Company shall retain at least the same proportionate share of the capital stock of the resulting entity as it had of such Restricted Subsidiary immediately preceding such merger or consolidation, it being understood that the provisions of this SECTION 5.13(b)(3) shall not restrict mergers in the form of the sale of all or substantially all of the assets of a Restricted Subsidiary (other than the Bank) wherein the Company retains no interest in the resulting entity, so long as such sale is permitted by the provisions of this Agreement, including without limitation, SECTION 5.13(a); and

   (4) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist and the Company would be permitted by the provisions of Section 5.8 to incur at least $1.00 of additional Funded Debt.

As used in SECTION 5.12 and 5.13 a sale, lease, transfer or other disposition of the Property of the Company or a Restricted Subsidiary shall be deemed to be a substantial part of the Property of the Company and its Restricted Subsidiaries if the Property proposed to be disposed of when added to all other Property of the Company and its Restricted Subsidiaries sold, leased, transferred or disposed of (other than such Property sold, leased, transferred or disposed of in the ordinary course of business) including, without limitation, a sale of all or substantially all of the assets of a Restricted Subsidiary during any one fiscal year has an aggregate book value in excess of 15% of Consolidated Assets determined as of the end of the last preceding fiscal quarter for which financial statements are available. Notwithstanding anything to the contrary contained in the previous sentence, no merger permitted under SECTION 5.13(b)(ii) hereof shall be considered a sale, lease, transfer or other disposition of the Property of the Company or a Restricted Subsidiary for purposes of determining compliance with the 15% test described hereinabove. Nothing contained in this SECTION 5.13 or in this Agreement shall prohibit any merger or consolidation of any Restricted Subsidiary with any other Restricted Subsidiary if (i) such merger or consolidation is undertaken solely in connection with re-incorporating such Restricted Subsidiary as a California state bank or as a national banking association and (ii) after giving effect to such merger or consolidation, no Default or Event of Default would exist hereunder.

 SECTION 5.14. GUARANTIES. Neither the Company nor any Restricted Subsidiary will become or be liable in respect of any Guaranty, except
(i) Guaranties of the Company or any Restricted Subsidiary which have a maximum dollar exposure and constitute Funded Debt of the Company or such Restricted Subsidiary and (ii) Guaranties by Bank Subsidiaries that constitute Indebtedness Incurred by a Bank Subsidiary in the Ordinary Course of Business.

 SECTION 5.15. REPURCHASE OF NOTES. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Holders at the same time and upon the same terms. In case the Company or any Subsidiary repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by any Affiliate (or upon the agreement of Company, any Restricted Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, SECTION 6.3, SECTION 6.4 and SECTION 7.1.

 SECTION 5.16. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

 SECTION 5.17. TERMINATION OF PENSION PLANS. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

 SECTION 5.18. DESIGNATION OF RESTRICTED SUBSIDIARIES. The Company may, by action of its Board of Directors, designate any Subsidiary to be a Restricted Subsidiary if at the time of such designation and after giving effect thereto, no Default or Event of Default would exist. Any such designation shall be irrevocable and the Company shall furnish prompt notice of such designation to each Holder.

 SECTION 5.19. REPORTS AND RIGHTS OF INSPECTION. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all material dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this SECTION
5.19 and concurred in by the independent public accountants referred to in SECTION 5.19(b) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

   (a) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

   (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

   (2) consolidated statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

   (3) consolidated statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

   (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

   (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year,

   (2) consolidated statements of income and retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year, and

   (3) a consolidated statement of condition of the Company at the end of such year and the related statements of income and reconciliation of capital accounts for such year in the form submitted to the Federal Reserve Board or any other federal or state entity requiring such statements, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and in the case of the financial statements described in SECTION 5.19(b)(1) and (2) accompanied by a copy of a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of their operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other examining procedures as said accountants needed to provide a reasonable basis for their opinion;

   (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary which audit, in the good faith determination of the Company, relates to an event or circumstances which could materially and adversely affect the consolidated operations or condition of the Company;

   (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or final proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

(e) ERISA REPORTS. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan;
(iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

(f)  OFFICER'S CERTIFICATES.  Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SECTION 5.6 through
SECTION 5.14 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

   (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

   (h) CALL REPORTS. As soon as available and in any event within 60 days after the close of each quarterly fiscal period of each fiscal year, one copy of each "CALL REPORT" in the form delivered by each Bank Subsidiary which owns assets exceeding 10% of Consolidated Total Assets to the Federal Reserve District Bank, the Comptroller of the Currency or the FDIC, with such reports to include "Consolidated Reports of Condition and Income" for such Bank Subsidiary and all schedules thereto;

   (i) NOTICE OF RESTRICTION OF RESTRICTED PAYMENTS. (1) Promptly upon receipt thereof, notice by the Company that it or any of its Subsidiaries has received a request or directive from any Federal or state regulatory agency restricting the payment of dividends by any Subsidiary of the Company and, (2) immediately upon entering into the same, notice that the Company or any Subsidiary has entered into an agreement with any Federal or state regulatory agency which restricts the payment of dividends by any Subsidiary of the Company, together with one copy of such agreement so restricting the payment of such dividends;

   (j) LENDING GUIDELINES CIRCULAR. Within 90 days after the end of each fiscal year, copies of the "Lending Guidelines Circular" for the Company and each Bank Subsidiary, prepared and certified by the Chief Credit Officer of the Company for the fiscal period ending on such fiscal year-end date; and

   (j) REQUESTED INFORMATION. With reasonable promptness, such other data and information as such Institutional Holder may reasonably request including, without limitation, the financial statements described in
SECTION 5.19(a) and 5.19(b)(1) and (2) prepared on a consolidating basis for the Company and its Restricted Subsidiaries.

     Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Holder for all such expenses promptly upon demand.

     Notwithstanding the foregoing, neither the Company nor any of the Subsidiaries shall be required to disclose or permit the inspection, discussion, examination or making of copies of that portion of materials which may not be furnished or disclosed under applicable law or pursuant to any regulatory restriction binding on the Company or any Subsidiary.

     Notwithstanding anything else herein to the contrary, each Holder agrees that all information received pursuant to this Agreement, that was, at the time of its delivery, identified in writing by the Company to such Holder as being confidential will be held by such Holder in confidence to the extent of such Holder's customary procedures for handling confidential information. It is understood that such Holder, consistent with any such procedures, may only disclose such confidential information, or portions thereof

   (a) to any bona fide prospective transferee of the Notes or to any bona fide prospective acquiror of the Holder of the Notes in connection with the contemplated transfer of Notes or acquisition of the Holder by another Person, provided that such transferee or acquiror has agreed in writing (with a copy to the Company) to be bound by the provisions of this paragraph prior to any such disclosure;

   (b) to the extent necessary to comply with the request of, or as otherwise customarily disclosed to, any governmental or regulatory body (including without limitation the United States National Association of Insurance Commissioners or any successor thereto) or representatives thereof or any rating agency in connection with the rating of such Holder's securities or claims paying ability;

   (c) to such Holder's officers, employees, trustees and directors;

   (d) to the extent necessary or appropriate to comply with any subpoena or other court process or in connection with any litigation or legal proceeding;

   (e) such other Holder's independent auditors and accountants, counsel and other professional advisers in the course of their respective duties;

   (f) to the extent such other Holder reasonably believes it necessary to comply with any applicable law, statute, regulation, ruling or order;

   (g) in the enforcement of such Holder's rights hereunder and under the Notes;

   (h) which is, or after delivery to such Holder, becomes otherwise publicly known or generally available to the public other than as a result of a disclosure by such Holder; and

   (i)    to any other Holder.

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.

 SECTION 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" as such term is used herein:

   (a) Default shall occur in the payment of interest on any Note when the same shall have become due; or

   (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in SECTION 2.1; or

   (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

   (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on Material Debt (other than the Notes) of the Company or any Restricted Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

   (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Material Debt of the Company or any Restricted Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit (i) the acceleration of the maturity of any Material Debt of the Company or any Restricted Subsidiary outstanding thereunder or
(ii) the election of any member of the Board of Directors of the Company by the holders of any Security (other than Common Stock) of the Company or by a Trustee; or

   (f) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 5.6 through SECTION 5.15; or

   (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by any Holder; or

   (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

   (i) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry;
or

   (j) The rights, privileges or franchises of any Bank Subsidiary to do business as a bank or trust company, as the case may be, shall be declared forfeited by any governmental authority or any court of competent jurisdiction and not restored and the order, decree or judgment related thereto effectively stayed by appropriate proceedings within 60 days thereafter; or

   (k) The Company or the Bank shall at any time fail to meet the Minimum Capital Requirements; or

   (l) any conservator or receiver shall be appointed for either Company or any Bank Subsidiary under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended or supplement from time to time, or any Bank Subsidiary shall suspend payment of its obligations; or

   (m) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

   (n) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

   (o) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

 SECTION 6.2. NOTICE TO HOLDERS. When any Event of Default described in the foregoing SECTION 6.1 has occurred, or if any Holder or the holder of any other evidence of Material Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all Holders.

 SECTION 6.3. ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of SECTION 6.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs (d) through (l), inclusive, of said SECTION 6.1 has happened and is continuing, any Holder or Holders holding 33-1/3% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.
When any Event of Default described in paragraph (m), (n) or (o) of
SECTION 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the Holder or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

 SECTION 6.4.  RESCISSION OF ACCELERATION.  The provisions of SECTION
6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (l), inclusive, of Section 6.1, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

   (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

   (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SECTION 6.3) shall have been duly paid; and

  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SECTION 7.1;

and PROVIDED FURTHER, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

 SECTION 7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of all of the Holders, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon or any provisions with respect to premium, or (ii) which will change any of the provisions with respect to prepayments, or (iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this SECTION 7 or SECTION 6.

 SECTION 7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

 SECTION 7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver.
No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

 SECTION 8.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "AFFILIATE" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "AGREEMENT" shall mean this Note Agreement.

     "BANK" shall mean Westamerica Bank, a California corporation.

     "BANK HOLDING COMPANY ACT" shall mean The Bank Holding Company Act of 1956, as amended [12 U.C.A. Section 1841 et. seq.] and any successor legislation.

     "BANK SUBSIDIARY" shall mean the Bank and any Subsidiary:

   (1) organized as a national banking association under the laws of the United States of America, or which is organized as a Federal or state bank or savings bank and is a member of the FDIC; and

(2) which conducts substantially all of its business and has substantially all of its Property in the United States of America.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California and New York, New York are not authorized or required by law to be closed.

     "CALIFORNIA BANK HOLDING COMPANY ACT" shall mean West's Ann Fin. Code Section 3700 et. seq. of the Financial Code of the State of California and any successor legislation.

     "CAPITAL DEBT" shall mean and include all unsecured Debt of the Company the proceeds of which, if issued as of the Closing Date, would satisfy the then applicable regulatory requirements in order to be treated as Tier II Capital by the Company.

     "CAPITALIZED LEASE" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP. "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability under GAAP on a consolidated balance sheet of such Person.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" shall mean and include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of such corporation is without limit as to any amount or percentage. For the purposes of any determination under SECTION 5.6 or 5.8, Common Stock of the Company shall be valued at the book value thereof.

     "COMPANY" shall mean Westamerica Bancorporation, a California corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Westamerica Bancorporation.

     "COMPTROLLER" shall mean the Comptroller of the Currency of the United States.

     "CONSOLIDATED ASSETS" shall mean, as of the date of any determination thereof, an amount equal to the assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP. "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings attributable to outstanding Minority Interests, but excluding in any event:

   (a) any gains or losses on the sale or other disposition of fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

   (b)    the proceeds of any life insurance policy;

   (c) net earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

   (d) net earnings of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

   (e) net earnings of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

   (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

   (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

   (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

   (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

   (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary; and

   (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean as of the date of any determination thereof shareholders' equity of the Company and its Restricted Subsidiaries minus (to the extent otherwise included therein) assets of the Company and its Restricted Subsidiaries which constitute intangible assets, all determined in accordance with GAAP.

     "DEBT" of any Person shall mean, as of the date of any determination thereof:

   (i) all obligations of such person for borrowed money evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person,

   (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation,

   (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property,

   (iv)   Capitalized Rentals,

   (v) obligations of such Person representing the deferred and unpaid purchase price of any property or business or services, excluding accounts payable and accrued expenses constituting current liabilities,

   (vi)   letters of credit issued for the account of such Person
(other than letters of credit in respect of accounts payable);
and

   (vii) Guaranties of obligations of others of the character referred to hereinabove in this definition.

PROVIDED, HOWEVER, that "DEBT" shall not include Indebtedness Incurred by a Bank Subsidiary in the Ordinary Course of Business.

     For the purpose of computing the Debt of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust for the benefit of the holder of such Indebtedness and unavailable to satisfy the claims of creditors other than the holder of such Indebtedness the necessary funds (or evidences of Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.


     "DEFAULT" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 6.1.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successors thereto.

     "FEDERAL DEPOSIT INSURANCE ACT" shall mean the Federal Deposit Insurance Act 12 U.S.C.A. 1811 et. seq. and any successor legislation.

     "FIXED CHARGES" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries. For purposes of any determination of this definition, "FIXED CHARGES" shall be adjusted retroactively to give effect to the Debt of any business entity acquired or disposed of by the Company or any Restricted Subsidiary and shall be computed as though such Debt of such business entity had been owed by the Company or such business entity had been a Restricted Subsidiary, as the case may be, throughout the applicable period and as though the Debt then being satisfied, if any, had not been owed by the Company or any Restricted Subsidiary without the applicable period.

     "FUNDED DEBT" of any Person shall mean (i) all Debt of such Person having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin),including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (ii) all Guaranties by such Person of Funded Debt of others.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States.

     "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:
(i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds
(x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HOLDER" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

     "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt.

     "INDEBTEDNESS INCURRED BY A BANK SUBSIDIARY IN THE ORDINARY COURSE OF BUSINESS" shall mean and include any liability or obligation of such Bank Subsidiary with respect to (i) any deposits with or funds collected by it, (ii) any banker's acceptance or letter of credit, (iii) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by it in the ordinary course of its business, (iv) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank or Federal Home Loan Bank, (v) any agreement, made by it in the ordinary course of its business, to purchase or repurchase Securities or loans or to participate in loans, (vi) any transactions in the nature of an extension of credit, whether in the form of a commitment, Guaranty or otherwise, undertaken by it for account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (vii) any transaction in which it acts solely in a fiduciary or agency capacity, (viii) sale or purchases of federal funds or (ix) service agreements entered into in the ordinary course of business with respect to the administration of certain assets of such Bank Subsidiary or which have been sold in the ordinary course of business by such Bank Subsidiary.

     "INSTITUTIONAL HOLDER" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

     "INTEREST CHARGES" for any period shall mean all interest and all amortization of debt discount and expense on any particular Debt for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise in accordance with GAAP; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business nor shall the term include any lock-up options or similar agreements obtained by, or granted in connection with, any acquisition or merger.

     "LIEN" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "MAKE-WHOLE AMOUNT" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by SECTION 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable on each date on which interest would have been required to be paid in respect of such dollar if such prepayment had not been made (assuming required prepayments pursuant to Section 2.1, the principal balance of such Note payable upon maturity and interest payments, were paid when due), determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 7.11%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

     "REINVESTMENT RATE" shall mean .50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" (available at 11:00 A.M. New York City time, on the third Business Day prior to the date of such prepayment) for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by SECTION 2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

"Statistical Release" shall mean the then most recently published statistical release (available at 11:00 A.M. New York City time, on the third Business Day prior to the date of such prepayment) designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Notes.

     "WEIGHTED AVERAGE LIFE TO MATURITY" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then REMAINING DOLLAR-YEARS of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less
(2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of Section 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

     "MATERIAL DEBT" shall mean, as of the date of any determination thereof, one or more obligations of the Company or any Restricted
Subsidiary constituting Debt which is outstanding in an aggregate principal amount in excess of $5,000,000.

     "MINIMUM CAPITAL REQUIREMENT" shall mean any minimum capital guideline or requirement in effect from time to time under any published rule or regulation issued by the Federal Reserve Board, the FDIC or any other applicable Federal or state regulatory authority having jurisdiction over the Company or any Bank Subsidiary including, without limitation, pursuant to 12 C.F.R. pt. 225.

     "MINORITY INTERESTS" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

     "NATIONAL BANK ACT" shall mean The National Bank Act [12 U.S.C.
Section 21 et. seq.] and any successor legislation.

     "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (iii) Fixed Charges of the Company and its Restricted Subsidiaries during such period. For the purposes of any determination of this definition, "NET INCOME AVAILABLE FOR FIXED CHARGES" shall be adjusted retroactively to give effect to the operations of any business entity (based on the actual financial performance of such business entity) where the assets and liabilities of such business entity were acquired or disposed of by the Company or any Restricted Subsidiary during the applicable period. "NET INCOME AVAILABLE FOR FIXED CHARGES" shall be computed as though such business entity (or the assets and liabilities of such business entity) had been owned (or owed) by the Company, or such business entity had been a Restricted Subsidiary, as the case may be, throughout the applicable period and as though the assets and liabilities so disposed of had not been owned or owed, as the case may be, by the Company or any Subsidiary throughout the applicable period.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PERPETUAL PREFERRED STOCK" shall mean Preferred Stock of the Company or any Restricted Subsidiary which is not subject to any requirements for the mandatory retirement, redemption or purchase thereof regardless of whether such Preferred Stock is convertible into Common Stock. For the purposes of any determination pursuant to Section
5.6 or 5.8, Perpetual Preferred Stock shall be valued at the involuntary liquidating value thereof (unless said Preferred Stock is convertible into Common Stock, in which case the value thereof shall be determined by reference to the conversion price).

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "PREFERRED STOCK" shall mean stock of the Company or any Restricted Subsidiary of any class or series ranking prior to any other class or series of stock of the Company or such Restricted Subsidiary with respect to whether the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company or such Restricted Subsidiary.

     "PRO FORMA FIXED CHARGES" for any period shall mean, as of the date of any determination thereof, the maximum aggregate amount of Fixed Charges which would have become payable by the Company and its Restricted Subsidiaries in such period determined on a PRO FORMA basis giving effect as of the beginning of such period to the incurrence of any Capital Debt and the concurrent retirement of outstanding Debt.

     "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PURCHASERS" shall have the meaning set forth in SECTION 1.1.

     "RENTALS" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "REPORTABLE EVENT" shall have the same meaning as in ERISA.

     "RESTRICTED INVESTMENTS" shall mean all Investments by the Company and its Restricted Subsidiaries except for the following Investments:

   (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation or other Person which, after giving effect to such Investment, will become a Restricted Subsidiary and, to the extent necessary to permit the Company or any Restricted Subsidiary to become a member of, and borrow funds from, a Federal Home Loan Bank, the stock of such Federal Home Loan Bank or any successor thereof;

   (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of P2 or better by Standard & Poor's Ratings Group or A2 or better by Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

   (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

   (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated AA or better by Standard & Poor's Ratings Group or Aa or better by Moody's Investors Service, Inc.;

   (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary; and

   (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted
Subsidiaries.

     For purposes of this definition (i) at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time and (ii) the purchase or other acquisition of shares of capital stock of the Company or any Restricted Subsidiary shall not constitute a "Restricted Investment" but, rather, such purchase or other acquisition shall constitute a "Restricted Payment" as defined hereinafter.

     "RESTRICTED PAYMENTS" shall mean and include, as of the date of any determination thereof,

   (a) any declaration or payment of any dividends either in cash or property by the Company or any Restricted Subsidiary on any shares of its capital stock of any class (except dividends or other distributions of shares of capital stock of the Company or right(s) to acquire or receive shares of capital stock of the Company, whether or not pursuant to the Amended and Restated Rights Agreement dated as of March 23, 1995, or any renewal, revision or replacement thereof);

   (b) any direct or indirect purchase, redemption or retirement of any shares of capital stock of the Company or any Restricted
Subsidiary or of any class of any warrants, rights or options to purchase or acquire any shares of its capital stock; and

   (c) any other payment or distributions, whether direct or indirect, in respect of the capital stock of the Company or any Restricted Subsidiary (except payments or distributions of shares of capital stock of the Company or right(s) to acquire or receive shares of capital stock of the Company, whether or not pursuant to the Amended and Restated Rights Agreement dated as of March 23, 1995, or any renewal, revision or replacement thereof);

PROVIDED, HOWEVER, that "RESTRICTED PAYMENTS" shall not include any declaration or payment of any dividends or other distributions by any Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

     "RESTRICTED SUBSIDIARY" shall mean and include:

             (i)    any Bank Subsidiary; and
            (ii)    any Subsidiary (a) whose assets would exceed 5% of
                     Consolidated Assets or (b) whose earnings would exceed 5% of Consolidated Net Income
                     (determined as of the end of the most recent fiscal period), determined without including the assets or earnings of such Subsidiary.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "SUBSIDIARY" shall mean as to any particular parent corporation any corporation or other Person of which more than 50% (by number of votes) of the Voting Stock or equity interests shall be beneficially owned, directly or indirectly, by such parent corporation. The term "SUBSIDIARY" shall mean a subsidiary of the Company.

     "TIER II CAPITAL" shall mean as of the date of any determination thereof the items that are defined in clauses (i) through (iv) of paragraph 2 of Section A entitled "THE COMPONENTS OF QUALIFYING CAPITAL" of Appendix A to 12 C.F.R. part 225-Capital Adequacy Guidelines for Risk Based Bank Holding Companies: Risk-Based Measure.

     "VOTING STOCK" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned
Subsidiaries.

 SECTION 8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

 SECTION 8.3. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.     MISCELLANEOUS.

 SECTION 9.1. REGISTERED NOTES. (a) The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

     At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer (in compliance with SECTION 3.2 and 9.1(b)) such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

     (b) In the event that a Holder determines in good faith to dispose of all or any portion of its Notes to a Person other than an affiliated financial institution of such Holder, such Holder shall give written notice of such proposed sale to the Company stating the proposed sale price (such notice being referred to as the "SECTION 9.1(b) NOTICE" and the date of such Section 9.1(b) Notice being referred to as the "SECTION 9.1(b) NOTICE DATE") and the identity of the prospective purchaser. For a period of five (5) Business Days after the Section 9.1(b) Notice Date, such Holder agrees not to sell such Notes to any Person other than the Company and to be deemed to have offered such Notes to the Company at the price described in said Section 9.1(b) Notice. The Company may accept or reject such offer in writing to the Holder at any time during such five (5) Business Day period and failure to accept such offer within said five (5) Business Day period shall be deemed a rejection thereof. In the event the Company timely accepts such offer in writing to the Company (the "NOTICE OF ACCEPTANCE"), the Company shall purchase such Notes and the Holder shall sell such Notes to the Company at the price designated in the Section 9.1(b) Notice and upon such other terms and conditions as are described in the Section 9.1(b) Notice on the first business day which is at least five (5) Business Days after the Notice of Acceptance by the Company. If however, the Company rejects such offer either by written rejection thereof or by failure to accept such offer in writing within the aforementioned three Day Business period, the Holder shall be free for a period of 120 days thereafter to sell said Notes at the same price (or any higher price) as was set forth in the Section 9.1(b) Notice to the prospective purchaser previously identified to the Company. If such sale (at such price or a higher price to such purchaser) is not so consummated within such time period, the procedures specified herein shall be repeated should such Holder thereafter determined to dispose Notes to any Person other than an affiliated financial institution of such Holder.

 SECTION 9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note substituted therefor pursuant to SECTION 9.1, this SECTION 9.2 or SECTION 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $1,000,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

 SECTION 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

 SECTION 9.4. EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the Purchasers' reasonable out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all reasonable expenses of the Holders (including, without limitation, the reasonable fees and expenses of any financial advisor to the Holders) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding.

The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by a Purchaser) in connection with the transactions contemplated by this Agreement.

 SECTION 9.5. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

 SECTION 9.6. NOTICES. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address app earing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; PROVIDED, HOWEVER, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this SECTION 9.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this
SECTION 9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

 SECTION 9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.

 SECTION 9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

 SECTION 9.9. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

 SECTION 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

 SECTION 9.11. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Westamerica Bancorporation


By /s/ David L. Payne
- ---------------------
     Its Chairman, President and Chief
     Executive Officer



Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, California  94901
Attention:  E. Joseph Bowler
Telefacsimile:  (415) 257-8127
Confirmation:  (415) 257-8040

Accepted as of February 1, 1996:
The Penn Mutual Life Insurance Company



By /s/ Barbara B. Henderson
- ---------------------------
Its Assistant Vice President

The Penn Mutual Life Insurance Company
530 Walnut Street
Philadelphia, Pennsylvania  19172
Attention:     Barbara B. Henderson
          Assistant Vice President
          Mailstop C1B
Telephone:  (215) 956-8514
Facsimile:  (215) 672-2760
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westamerica Bancorporation, 7.11% Senior Notes due 2006, PPN 957090 A# 0, principal or interest") to:

             Bankers Trust Company
             ABA #02100-1033
             16 Wall Street
             New York, New York  10005
             Attention:  Insurance Unit, Private Placements 01419540

for credit to:  The Penn Mutual Life Insurance Company
Account Number 092497

Notices
All notices and communications with respect to payments and written confirmation of each such payment to be addressed as first provided above.
All other notices and communications to be sent by Express Mail addressed to:

The Penn Mutual Life Insurance Company
600 Dresher Road
Horsham, Pennsylvania  19044
Attention:  Barbara B. Henderson, Mailstop C1B

Name of Nominee in which Notes are to be issued:  None
Tax I.D. Number:  23-0952300

Accepted as of February 1, 1996:
Phoenix Home Life Mutual Insurance Company



By /s/ Keith D. Robbins
- -----------------------
Its Vice President

Phoenix Home Life Mutual Insurance Company
c/o Phoenix Duff & Phelps, Inc.
56 Prospect Street
P. O. Box 150480
Hartford, Connecticut  06105-0480
Attention:  Private Placements Division
Telecopier Number:  (860) 403-5451
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westamerica Bancorporation, 7.11% Senior Notes due 2006, PPN 957090 A# 0, principal or interest") to:

Chase Manhattan Bank (ABA #021 0000 21)
BNF-SSG Private Income Processing/AC-9009000200

     for credit to:  Phoenix Home Life Mutual Insurance Company
      Account Number G-05143
Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  06-0493340

Accepted as of February 1, 1996:
The Penn Insurance and Annuity Company



By /s/ Barbara B. Henderson
- ---------------------------
Its Investment Officer


The Penn Insurance and Annuity Company
Independence Square
530 Walnut Street
Philadelphia, Pennsylvania  19172

Attention:     Barbara B. Henderson
               Assistant Vice President
               Securities Investment Department
               Mailstop C1B
Telephone:     (215) 956-8514
Facsimile:     (215) 672-2760

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Westamerica Bancorporation, 7.11% Senior Notes due 2006, PPN 957090 A# 0, principal or interest") to:

             Bankers Trust Company
             ABA #02100-1033
             16 Wall Street
             New York, New York  10005
             Attention:  Insurance Unit, Private Placements 01419540

for credit to:  The Penn Insurance and Annuity Company
                Account Number 092506
Notices

All notices and communications by regular mail to be addressed as first provided above.
All notices and communications to be sent by Express Mail to be addressed to:

The Penn Mutual Life Insurance Company
600 Dresher Road
Horsham, Pennsylvania  19044
Attention:  Barbara B. Henderson, Mailstop C1B
            Securities Investment Department
Name of Nominee in which Notes are to be issued:  None
Tax I.D. Number:  23-2142731




                                                 Principal Amount
     Names of Purchasers                           of Notes to be
                                                     Purchased

Phoenix Home Life Mutual Insurance Company        $14,000,000

The Penn Mutual Life Insurance Company             $3,500,000

The Penn Insurance and Annuity Company             $5,000,000

     Total                                        $22,500,000























                                    Schedule I
                               (to Note Agreement)

Exhibit A
(to Note Agreement)

"This Note has not been registered under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law and, accordingly, this Note may not be resold, pledged, or otherwise transferred, except pursuant to (i) an effective registration statement under, or in a transaction exempt from registration under, the Securities Act and in accordance with any other applicable securities laws and ( ii) the terms and provisions of the Note Agreement, a complete and correct conformed copy of which Note Agreement is available for inspection at the registered office of the Company and will be furnished to the Holder of the Note upon written request and without charge."

                       Westamerica Bancorporation

                            7.11% Senior Note
                           Due February 1, 2006

                             PPN: 957090 A# 0
 No.                                              _________, 19__
$

     Westamerica Bancorporation, a California corporation (the
"Company"), for value received, hereby promises to pay to

                          or registered assigns
                   on the first day of February, 2006
                           the principal amount of


                                             Dollars ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.11% per annum from the date hereof until maturity, payable semiannually on the first day of each February and August in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.11% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Rafael, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of the 7.11% Senior Notes due February 1, 2006 (the "NOTES") of the Company in the aggregate principal amount of $22,500,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of February 1, 1996 (the "Note Agreement"), entered into by the Company with the original Purchasers therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

Westamerica Bancorporation



By
- --------------------------
     Its

Exhibit B
(to Note Argreement)

                      REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Purchaser as follows:

     1. SUBSIDIARIES. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex A co nstitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and, subject to
Section 662 of the Financial Code of the State of California with respect to Bank Subsidiaries, non-assessable. The Company has no corporate or joint venture Affiliates.

     2. CORPORATE ORGANIZATION AND AUTHORITY. The Company, and each Restricted Subsidiary,

     (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

     (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

     (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     The Company is a registered bank holding company under the Bank Holding Company Act and is a bank holding company under the California Bank Holding Company Act. Each Bank Subsidiary is a California chartered banking corporation which is duly organized, validly existing and in good standing. Each Bank Subsidiary is an insured bank under the Federal Deposit Insurance Act.

     3. FINANCIAL STATEMENTS. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1990 to 1994, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of September 30, 1995, and the unaudited statements of income and retained earnings and cash flows for the nine-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period.

  (b) Since December 31, 1994, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries, taken as a whole, as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     4. INDEBTEDNESS. Annex B attached hereto correctly describes all Debt of the Company and its Restricted Subsidiaries outstanding on the Closing Date.

     5. FULL DISCLOSURE. Neither the financial statements referred to in paragraph 3 hereof nor the Agreement, the Memorandum or any other written statement furnished by the Company to such Purchaser in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.
There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to such Purchaser in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

     6. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could materially and adversely affect the properties, business, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

     7. TITLE TO PROPERTIES. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

     8. LICENSES, ETC. The Company and each Restricted Subsidiary owns or possesses all the material trade names, service marks, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     9. SALE IS LEGAL AND AUTHORIZED. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes --

        (a)   are within the corporate powers of the Company;

        (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any material property of the Company; and

        (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     10. NO DEFAULTS. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Restricted Subsidiary is in default in the payment of principal or interest on any Debt or is in default under any instrument or instruments or agreements under and subject to which any Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     11. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

     12. TAXES. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1994, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate in all material respects for all open years, and for its current fiscal period.

     13. USE OF PROCEEDS. The net proceeds from the sale of the Notes will be used to repurchase outstanding shares of the Company's common stock and for other corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     14. PRIVATE OFFERING. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than thirty-five (35) other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     15. ERISA. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any non-exempt prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has incurred or will incur any withdrawal liability in connection with any Multiemployer Plan, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Except as disclosed in the consolidated financial statements of the Company previously provided to the Purchasers, neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA).

     16. COMPLIANCE WITH LAW. Neither the Company nor any Restricted Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes.
Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     17. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Company nor any Restricted Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls
(PCBs), asbestos or ureaformaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole. The Company does not know of any liability or class of liability of the Company or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

     18. INVESTMENT COMPANY ACT. Neither the Company nor any of its Restricted Subsidiaries is an "investment company" or company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     19. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the Company nor any Affiliate of the Company is, by reason of being a "national" of "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

Annex A
(to Exhibit B)

                           SUBSIDIARIES OF THE COMPANY

                                1.   Restricted Subsidiaries: *

                                              Percentage of Voting Stock
     Name of            Jurisdiction of        Owned by Company and
     Subsidiary         Incorporation          each other Subsidiary

Westamerica Bank         California                    100% by Company

Bank of Lake County      California                    100% by Company

Napa Valley Bank         California                    100% by Company



2.   Subsidiaries (other than Restricted Subsidiaries):

                                             Percentage of Voting Stock
     Name of            Jurisdiction of          Owned by Company and
     Subsidiary        Incorporation            each other Subsidiary

Community Banker Services
Corporation              California                    100% by Company

Westcore                 California                    100% by Company

Westamerica Bank
  Properties             California          100% by Westamerica Bank

Westar Mortgage
  Corporation            California        100% owned by Community
                                             Banker Services Corporation

*Denotes Bank Subsidiaries

Annex B
(to Exhibit B)

                           DESCRIPTION OF DEBT AND LIENS

                                  1.   Debt (and Liens relating thereto) of
the
Company and its Restricted
Subsidiaries outstanding on the Closing Date is as follows:

     A. Westamerica Bank 6.99% Subordinated Capital Note due 2003 dated December 16, 1993 (principal amount: $17,000,000).*

     B. Westamerica Bank 6.99% Subordinated Capital Note due 2003 dated December 16, 1993 (principal amount: $3,000,000).*






















* These Notes were issued pursuant to the terms of that certain 6.99 % Subordinated Capital Note Purchase Agreement dated as of December 16, 1993 by and between Westamerica Bank, Morgan Guaranty Trust Company of New York, as Trustee of a Commingled Pension Trust Fund, and Xerox Financial Services Life Insurance Company.

Exhibit C
(to Note Agreement)

         DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

                                 The closing opinion of Chapman and Cutler,
special counsel to the
Purchasers, called for by SECTION 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

   1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes.

   2. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Pillsbury Madison & Sutro LLP is satisfactory in scope and form to Chapman and
Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California and the By-laws of the Company. The opinion of Chapman and Cutler is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

Exhibit D
(to Note Agreement)


February 16, 1996

The Penn Mutual Life Insurance Company
530 Walnut Street
Philadelphia, Pennsylvania 19172

The Penn Insurance Life and Annuity Company
530 Walnut Street
Philadelphia, Pennsylvania 19712

Phoenix Home Life Mutual Insurance Company
c/o Phoenix Duff & Phelps
56 Prospect Street
P.O. Box 150480
Hartford, Connecticut 06105-0480

     Re:  Westamerica Bancorporation $22,500,000 7.11%
          Senior Notes due 2006

Ladies and Gentlemen:

     We have acted a special counsel to Westamerica Bancorporation (the "Company") in connection with the Note Agreement dated as of February 1, 1996 (the "Note Agreement") by and between the Company and the Purchasers named on Schedule I thereto. Except as otherwise defined, terms defined in the Note Agreement have the same meaning herein. This opinion is rendered pursuant to Section 4.1(b) of the Note Agreement.

     We have examined the laws of the State of California, the laws of the State of New York and the federal law of the United States of America. We have examined executed copies of the Note Agreement and the Notes. We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of officers of the Company.

     This opinion is subject to the following qualifications:

     A. The Note Agreement specifically provides that it shall be governed by the laws of New York. We do not intend to and we do not express any opinion as to any laws other than the laws of the State of California, the laws of the State of New York and the federal law of the United States of America.

     B. We have assumed (i) the genuineness of all signatures and documents submitted as originals, (ii) that all copies (including facsimile copies) and final drafts submitted to us conform to the executed originals of the documents to which they relate, (iii) the legal capacity of all natural persons, and
(iv) as to documents executed by entities other than the Company, that each such entity had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are valid and binding obligations upon and enforceable against, such entities.

     C. We have assumed that all factual matters recited or contained in the resolutions of the Board of Directors of the Company approving the execution, delivery and performance of the Note Agreement and the other documents contemplated by the Note Agreement are true and correct, and we have made no independent investigation of the facts expressed therein.

     Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

   1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Note Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

   2. Each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and, based solely on a review of stock transfer books provided to counsel, to our knowledge all of the issued and outstanding shares of capital stock of each such Restricted Subsidiary have been duly issued, are fully paid and, subject to Section 662 of the Financial Code of the State of California, non-assessable and are held of record by the Company, by one or more Restricted Subsidiaries, or by the Company and one or more Restricted Subsidiaries.

   3. The Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms.

     4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

   5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, California or New York, is necessary in connection with the execution and delivery of the Note
Agreement or the Notes.

   6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any material agreement or other material instrument known to us to which the Company is a party or by which the Company may be bound.

   7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

   8. To our knowledge after inquiry of officers of the Company and its Subsidiaries (i) there are no proceedings pending or threatened against or affecting the Company or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could materially and adversely affect the business or condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform the Note Agreement or the Notes, with the exception of those set forth in Notes to the Consolidated Financial Statements contained in the 1994 Annual Report of the Company, and (ii) neither the Company nor any Subsidiary is in default with respect to any material order of any court or governmental authority or arbitration board or tribunal.

   9. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and Regulation
Y (12 C.F.R., Part 225), as amended.

      Our opinions paragraphs 3 and 4 above are subject to and may be limited by (i) the effect of bankruptcy, insolvency, reorganization, conservatorship, receivership, arrangement, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, (iii) the effect of applicable court decisions, invoking statues or principles of equity, which have held that certain covenants or provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a party thereto and it cannot be demonstrated that the imposition of such restrictions or burdens is reasonably necessary for the protection of the other party, or where the enforcement of such covenants or provisions would violate the covenant of good faith and fair dealing implied under California law, and (iv) California Civil Code section 1698 (which provides that a contract in writing may be modified by an oral agreement to the extent that the oral agreement is performed by the parties).

     Our opinions in paragraphs 3 and 4 above are subject to the qualification that the designation of the laws of New York to govern the Note Agreement will be given effect by a California court if the court were to hold that the state of New York has a substantial relationship to the parties to the Note Agreement or their transaction or there is another reasonable basis for the choice of the laws of the State of New York to govern the Note Agreement, except with regard to matters of the law of the State of New York which are contrary to a fundamental policy of the State of California.

     Our opinions in paragraphs 3 and 4 are further subject to the qualifications that, notwithstanding the designation of the laws of New York to govern and construe the Note Agreement, the enforceability of such designation may be limited to the extent that (i) the validity of the Note Agreement may be governed by the corporate laws of the State of California, (ii) the availability or enforceability of certain remedies may be governed by the procedural or other similar laws of a state or jurisdiction other than New York in which an action to enforce the Note Agreement may be brought, and (iii) certain principles of California law may be considered mandatory or may embody an important public policy of the State of California and may be deemed applicable to the Note Agreement irrespective of the designation of the laws of New York to the Note Agreement. The courts of New York will give effect to the designation of the laws of New York to govern the Note Agreement and, in the event that a final, conclusive and enforceable judgement in the courts of New York that grants or denies recovery of a sum of money were obtained, the same would be enforced by the courts of California without a further review on the merits.

     Subject to all of the assumptions, limitations and qualifications contained herein (other than the qualifications set forth in clauses (i) and (iii) of the foregoing paragraph), it is our opinion that the Note Agreement and the Notes constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms if
Section 9.10 of the Note Agreement provided for California law as the governing law.

     Without limiting the application of the other qualifica-tions set forth in this opinion, we express no opinion as to the enforceability of any provision of the Note Agreement which states that such party's notification, interpretation or determination of any matter shall be conclusive proof of such matter, shall be made in such party's sole judgment or shall otherwise be determinative in any sense.

     Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

     This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent, except that subsequent United States domiciled institutional holders of the Notes may rely on this opinion as of the date it was written as if they were original addressees hereto (assuming said holders are not subject to any legal or regulatory requirements which are not applicable to the Purchasers as of the Closing Date and assuming further that said holders do not own or control five percent or more of any class of the Company's equity securities) provided, however, that our opinions in paragraph 7 above shall not apply to any subsequent United States domiciled institutional holders of the Notes.


                                 Very truly yours,

                                 /s/ Pillsbury Madison & Sutro LLP
                                 ---------------------------------
                                  Pillsbury Madison & Sutro LLP